FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2019

UNITED STATES ANTIMONY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Montana	33-00215	81-0305882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 643
  Thompson Falls, Montana 59873
(Address of Principal Executive Offices, and Zip Code)

(406) 827-3523
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	UAMY	NYSE MKT

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Defense Logistics Agency (DLA) of the Department of Defense (DOD) has awarded United States Antimony Corporation (USAC) a grant (BAA-DLA-2018-01) of $510,528 to establish a new source of antimony trisulfide meeting the specifications of Production of 500 kg samples Mil-A-159D, Class 1, and Type 1. The goal is to establish a new domestic source to supply antimony trisulfide in the United States as an alternative to supply from China. USAC will select and test samples from its mine in Mexico. USAC will process six batches mined from Mexico and report those findings to the contracting office, which will report its finding to DLA Strategic Materials.

The project operating period will be September 13, 2019 to September 12, 2020, and USAC will deliver six batches of block trisulfide from Montana to Perkins Rouge and Paint (PRP) to be ground, sized, packaged, and QCd. USAC would be a part of the integrated product team (IPT) including PRP, DLA Strategic Materials and US ARMY (RDECOM-ARDEC PYROTECHNICS TECHNOLOGY DIVISION, PICATINNY ARSENAL NJ 07806).

USAC is expected to review the testing feedback from the IPT and to use this feedback to improve the production of each subsequent lot of antimony trisulfide until the material meets Specification MIL-A-159D.

This award to US Antimony Corp. is being issued to establish a firm fixed price contract. The purpose of this research and development acquisition is to qualify MIL-A-159-D antimony trisulfide from sources in North America for the DLA Strategic Materials, National Defense Stockpile.

Antimony trisulfide is a major component of primers for all center-fired ordnance. The product has historically been supplied by the People’s Republic of China (PRC).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: September 16, 2019	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer

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